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                                                                    Exhibit 4.46



                            BUSINESS LOAN AGREEMENT



Borrower:   Pods, Inc.
            6061 45th Street North
            St. Petersburg, FL 33714

Lender:     First National Bank of Florida
            1150 Cleveland Street
            Clearwater, FL 33755

Guarantors: Christopher J. Cavallaro
            Linda Cavallaro
            60 Gerard Avenue
            New Hyde Park, N.Y. 11040


THIS BUSINESS LOAN AGREEMENT between Pods, Inc. ("Borrower"), Christopher J. Cavallaro and Linda Cavallaro ("Guarantors") and First National Bank of Florida ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for a commercial loan and other financial accommodations. Such loan and financial accommodations are referred to in this Agreement as the "Loan". Borrower and Guarantors understand and agree that: (A) in granting, renewing, or extending this Loan, Lender is relying upon, Borrower's and Guarantors' representations, warranties, and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of this Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) such Loan shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of October 18, 2000, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full. The term of the promissory note evidencing this Loan (the "Note") shall be three years from date of execution. The term may be extended by agreement of Borrower and Lender and such extension shall not require the consent of Guarantors.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

         AGREEMENT. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

         BORROWER. The word "Borrower" means Pods, Inc.

         COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for the Loans whether real or personal property, whether granted directly or

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         indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factors lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The Collateral shall include those items of personal property identified and described on Exhibit "A".

         EVENT OF DEFAULT. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

         GRANTOR. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation the Borrower granting such a Security Interest. The Grantor giving the security interest in the collateral identified on Exhibit "A" is the Borrower.

         GUARANTORS. The word "Guarantors" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness. Guarantors include Christopher J. Cavallaro and Linda Cavallaro.

         INDEBTEDNESS. The word "Indebtedness" is used in its most comprehensive sense and includes any and all of indebtedness owed by Borrower to Lender represented by a certain Promissory Note executed contemporaneously herewith in the original principal amount of $500,000.00 and interest accrued thereon, costs of collection of the indebtedness, costs and expenses of enforcement of any Guaranty and Lender's attorney's fees incurred in connection with any of the above.

         LENDER. The word "Lender" means First National Bank of Florida, its successors and assigns.

         LOAN. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

         NOTE. The word "Note" means and includes without limitation Borrower's promissory note evidencing Borrower's Loan obligation in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor. Note includes the note executed by Borrower contemporaneously herewith in the principal amount of $500,000.00 in favor of Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement. The form of the Note is attached hereto as Exhibit "B".

         RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, business loan agreements, guaranties, security agreements, mortgages, deeds of trust, assignments and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness or presently outstanding from Borrower to Lender.



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         SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest. The form of the Security Agreement is attached hereto as Exhibit "C".

         SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

CONDITIONS PRECEDENT TO FUNDING. Lender's obligation to fund under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

         LOAN DOCUMENTS. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loans: (a) the Note, (b) a Security Agreement granting to Lender a security interest in the Collateral, (c) Financing Statement(s) perfecting Lender's Security Interest; (d) the Guaranties of Christopher J. Cavallaro and Linda Cavallaro in the forms attached as Exhibits "D" and "E", (e) the Consent, Acknowledgment and Agreement of Guarantors of other loans of Borrower to Lender and (f) any other Related Documents required under this Agreement or by Lender or its counsel.

         PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Lender all fees, transaction taxes, charges, and other expenses which are then, due and payable as specified in this Agreement or any Related Document.

         REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

         NO EVENT OF DEFAULT. There shall not exist at the time of funding a condition which would constitute an Event of Default under this Agreement.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

         ORGANIZATION. Borrower is a Florida corporation which is and will be at all relevant times current and in good standing with the State of Florida.

         COLLATERAL. Borrower owns the collateral described on Exhibit "A" free and clear of all liens, encumbrances and liabilities, except the existing lien thereon of Lender, and has the lawful authority




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         to grant a security interest thereon to Lender, superior to all others.

         AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower, do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

         FINANCIAL INFORMATION. Each financial statement of Borrower and Guarantors supplied to Lender truly and completely disclosed Borrower's and Guarantors' financial condition as of the date of the statement, and there has been no material adverse change in Borrower's and Guarantors' financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower and Guarantors each have no material contingent obligations except as disclosed in such financial statements.

         LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower and Guarantors when delivered will constitute, legal, valid and binding obligations of Borrower and Guarantors, respectively, enforceable against Borrower and Guarantors in accordance with their respective terms.

         PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrowers financial statement or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

         LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower or Guarantors is pending or threatened; and no other event has occurred which may materially adversely affect Borrower's or Guarantors' financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

         TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

         LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered and will not enter into or grant any Mortgages, Security Agreements, or permit the filing or attachment of any Security Interests on or affecting any of the Collateral now or hereafter, directly or indirectly, securing




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         repayment of Borrower's Loans and Notes, that would be prior or that may in any way be superior to Lender's Security Interest and rights in and to such Collateral.

         BINDING EFFECT. This Agreement, the Note, the Security Agreement directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, and assigns, and are legally enforceable in accordance with their respective terms. The Guaranties are binding upon guarantors as well as Guarantors' successors and assigns, and are legally enforceable in accordance with their respective terms.

         EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other then those previously disclosed to Lender in writing.

         LOCATION OF BORROWER'S OFFICES AND RECORDS. Borrowers place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 6061 45th Street North St. Petersburg, FL 33714. Unless Borrower has designated otherwise in writing, this location is also the office or offices where Borrower keeps its records concerning the Collateral.

         INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF GUARANTORS: Guarantors agree, represent and warrant the following:

         FINANCIAL INFORMATION. Each financial statement of Guarantors supplied to Lender truly and completely disclosed Guarantors' financial condition as of the date of the statement, and there has been no material adverse change in Guarantors' financial condition subsequent to the date of the most recent financial statement supplied to Lender. Guarantors have no material contingent obligations except as disclosed in such financial statements.

         LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be




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         given by Guarantors when delivered will constitute, legal, valid and binding obligations of Guarantors, enforceable against Guarantors in accordance with their respective terms.

         PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Guarantors' financial statement or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Guarantors own and have good title to all of Guarantors' properties free and clear of all Security Interest, and has not executed any security documents or financing statements relating to such properties. All of Guarantors' properties are titled in Guarantors' legal names, and Guarantors have not used, or filed a financing statement under, any other name for at least the last five (5) years.

         LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantors is pending or threatened, and no other event has occurred which may materially adversely affect Guarantors' financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

         TAXES. To the best of Guarantors' knowledge, all tax returns and reports of Guarantors that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Guarantors in good faith in the ordinary course of business and for which adequate reserves have been provided.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

         LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

         FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

         FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and, except for audited statements/reports, shall be certified by Borrower as being true, accurate and correct. Additionally, Borrower shall furnish to Lender within thirty (30) days from the close of each fiscal quarter internal quarterly balance sheets and income statements certified by Borrower to be true, accurate and complete and the same shall be in form acceptable to Lender.




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         TAX RETURNS. Furnish Lender within sixty (60) days of the respective due dates (or extended due dates) certified copies of Borrower's federal income tax returns, including all schedules applicable thereto and certification of payment of all taxes due.

         ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may reasonably request from time to time.

         OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

         USE OF LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's working capital in its current existing business, unless specifically consented to the contrary by Lender in writing.

         TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

         PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

         OPERATIONS. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

         COLLATERAL SCHEDULES AND LOCATIONS. Grantor shall deliver to Lender, as often as Lender shall require,




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         such lists, descriptions, and designations of such Collateral as
         Lender may require to identify the nature, extent, and location of such Collateral.

         MAINTENANCE, INSPECTION AND AUDIT OF COLLATERAL. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral. Regarding Collateral, it is anticipated that Lender will be relying upon certificates received from Grantor and the authenticity of all documents supplied to it. Grantor shall permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan and to examine or audit Grantors books, accounts, and records and to make copies and memoranda of Grantors books, accounts, and records. If Grantor now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Grantor, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense. The Collateral shall at all times be maintained within the State of Florida and Grantor upon request shall supply to Lender the exact location of each item of Collateral.

         ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, assignments of mortgage, assignments of promissory notes, estoppel certificates, other documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

AFFIRMATIVE COVENANTS OF GUARANTORS. Guarantors covenant and agree with Lender that, while this Agreement is in effect, Guarantors will:

         LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Guarantors financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Guarantors which could materially affect the financial condition of Guarantors.

         FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each calendar year, Guarantors' then current financial statement in form satisfactory to Lender.

         TAX RETURNS. Furnish Lender within sixty (60) days of the respective due dates (or extended due dates) certified copies of Guarantors' federal income tax return, including all schedules applicable thereto and certification of payment of all taxes due.




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         ONGOING AGREEMENT. As long as the Note or any portion thereof remains unpaid, Guarantors will maintain a securities brokerage account(s) containing unencumbered liquid and readily tradable marketable securities or other assets which have a collective minimum present market value at all times equal to or greater than the principal balance outstanding on the Note. Copies of monthly statements of such account(s) shall be timely mailed each month to Lender. The failure of Guarantors to comply with this agreement shall constitute a default under the Note and entitle Lender to all remedies for default.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender, (b) Borrower or any Guarantor, becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantors guaranty of the Loan or any other loan with Lender; or (e) the making of the loan advance would put Lender in violation of its legal lending to one obligor.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in all Borrower's accounts with Lender (whether checking, savings or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keough accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

         DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loan.

         OTHER DEFAULTS. The default by Borrower under any other loan obligation owed to Lender and/or the failure of Borrower or any Borrower to comply with or to perform when due, any term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, whether now existing or hereafter created.

         DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrowers or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

         FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on




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         behalf of Borrower or any Grantor under this Agreement or the
         Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

         DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

         INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

         ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or, Lender believes the prospect of payment or performance of the Indebtedness is impaired.

         EVENTS AFFECTING GUARANTORS. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

         DEFAULT OF GUARANTORS. Failure of the named Guarantors, to fully comply with each and every representation, warranty and provision of the Guaranty agreements.

         CHANGE IN OWNERSHIP. Any change in ownership of Borrower of 49% of the common stock of Borrower or such other amount which could result in a loss of voting control by the present management group.

         INSECURITY. Lender in good faith deems itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

OPPORTUNITY TO CURE DEFAULT. In the event a non-monetary default of Borrower occurs under this Agreement, the Security Agreement or the Note, Lender shall give written notice specifying the non-monetary default to Borrower and Borrower shall have the period of fifteen days from the delivery of such notice to cure the non-monetary default. Should Borrower fail to cure the non-monetary default within the time specified, Lender may avail itself of all the remedies provided for default including, but not limited to, of all unpaid indebtedness.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

         AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         APPLICABLE LAW. THIS AGREEMENT HAS BEEN EXECUTED BY BORROWER AND DELIVERED TO LENDER AND ACCEPTED BY LENDER IN CLEARWATER, FLORIDA. IF THERE IS A LAWSUIT, BORROWER AND GUARANTORS AGREE UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF PINELLAS COUNTY, THE STATE OF FLORIDA. LENDER, BORROWER AND GUARANTORS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER. (INITIAL HERE ____). THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

         LENDER'S RIGHT TO POSSESSION. Lender shall be entitled to possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents. When Lender has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lenders sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.
         Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

         make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

OPPORTUNITY TO CURE DEFAULT. In the event a non-monetary default of Borrower occurs under this Agreement, the Security Agreement, or the Note, Lender shall give written notice specifying the non-monetary default to Borrower and Borrower shall have the period of ten days from the delivery of such notice to cure the non-monetary default. Should Borrower fail to cure the non-monetary default within the time specified, Lender may avail itself of all the remedies provided for default including, but not limited to, acceleration of all unpaid indebtedness.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement.

         AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         APPLICABLE LAW. THIS AGREEMENT HAS BEEN EXECUTED BY BORROWER AND DELIVERED TO LENDER AND ACCEPTED BY LENDER IN CLEARWATER, FLORIDA. IF THERE IS A LAWSUIT, BORROWER AND GUARANTORS AGREE UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF PINELLAS COUNTY, THE STATE OF FLORIDA. LENDER, BORROWER AND GUARANTORS HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER. (INITIAL HERE _____). THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

         LENDER'S RIGHT TO POSSESSION. Lender shall be entitled to possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents. When Lender has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lenders sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care.
         Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

         EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

         CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

         MULTIPLE PARTIES. All enumerated obligations of Borrower and Guarantors under this Agreement shall be joint and several, and all references to one Borrower or Guarantor shall mean each and every Borrower or Guarantor.

         CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

         COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation reasonable costs of Lender and reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

         NOTICES. All notices required to be given under this Agreement shall be given in writing, may be sent by tele-facsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.

         To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrowers current address(es).

         SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

         SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

         SURVIVAL. All warranties, representations, and covenants made by Borrower and Guarantors in this Agreement or in any certificate or other instrument delivered by Borrower or Guarantors to Lender under this Agreement shall be considered to have been rolled upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

         TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

         WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lenders right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

         ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral shall be enforceable in accordance with its terms, shall be genuine, and comply with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral shall have authority and capacity to contract and shall in fact be obligated as they appear to be on the Collateral.

         TRANSFER OF COLLATERAL. Upon default, Grantor shall deliver the collateral to Lender, together with Assignments of Grantor's Rights in the collateral in such form as Lender shall require.

         TRANSACTIONS INVOLVING COLLATERAL. Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the Security Interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the Security Interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.

         TIME. Grantor represents and warrants to Lender that as of the time it offers Collateral to Lender it holds good and marketable title to the Collateral, free and clear of all liens and except encumbrances for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights, in the Collateral against the claims and demands of all other persons.

         TAXES, ASSESSMENTS AND LIENS. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lenders sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonable attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

         COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

         CROSS DEFAULT. A default in any loan due by Borrower to Lender shall constitute a default under all loans owed by Borrower to Lender and shall entitle Lender to all remedies for default under all outstanding loans, specifically including the remedy of acceleration of each and every outstanding loan.




                                     Pop 15

         COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

         CROSS DEFAULT. A default in any loan due by Borrower to Lender shall constitute a default under all loans owed by Borrower to Lender and shall entitle Lender to all remedies for default under all outstanding loans, specifically including the remedy of acceleration of each and every outstanding loan.

ADDITIONAL GENERAL PROVISIONS.

A. Borrower shall pay all loan closing costs, including without limitation, attorney's fees, recording costs, and any documentary stamp, intangible or other taxes or costs imposed by governmental authorities on this transaction or the transactions contemplated hereunder (including transactions relating to the Collateral and the perfection of Lender's lien upon the Collateral) and such other expenses that may be incurred incidental to closing and servicing of the loans.

B. All matters relating to the loans, including all instruments and documents required, are subject to Lender's policies and procedures in effect, applicable governmental regulations and/or statutes, and approval by Lender and Lender's Counsel. All persons responsible for document preparation and/or execution and delivery and all Obligors thereunder, are subject to Lender approval.

C. This Loan Agreement and any and all other loan documents contemplated herein, including all of those loan documents identified in the Schedule of Exhibits attached hereto, may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument and in making proof of such loan document, it shall not be necessary to produce or account for more than one such counterpart.

BORROWER, LENDER, AND GUARANTORS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND EACH AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF OCTOBER 18, 2000.




                            (SIGNATURE PAGE FOLLOWS)

                                       BORROWER:
                                       PODS, INC.

                                       BY: /s/ Peter S. Warhurst
                                          -------------------------------------
                                               PETER S. WARHURST
                                               its President

                                       LENDER:
                                       FIRST NATIONAL BANK OF FLORIDA

                                       By: /s/ Robert C. George
                                          -------------------------------------
                                               ROBERT C. GEORGE,
                                               Chairman of the Board

                                       GUARANTORS:


                                          -------------------------------------
                                               Christopher J. Cavallaro


                                          -------------------------------------
                                               Linda Cavallaro

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this 18th day of October, 2000, by PETER S. WARHURST, President of PODS, INC., a Florida corporation, who is personally known to me or who has produced (personally known) as identification.

         WITNESS my hand and official seal at Clearwater, State of Florida, County of Pinellas, the day and year last aforesaid.


                                           /s/ Martha M. Denton
                                          -------------------------------------
                                               Notary Public

My Commission Expires:                               Martha M. Denton
                                             MY COMMISSION #CC798438 EXPIRES
                                                 January 1, 2003 Denton
                                          BONDED THRU TROY FAIN INSURANCE, INC.

                                       By:
                                          -------------------------------------
                                               its ____________ President

                                       GUARANTORS:

                                           /s/ Christopher J. Cavallaro
                                          -------------------------------------
                                               Christopher J. Cavallaro

                                           /s/ Linda Cavallaro
                                          -------------------------------------
                                               Linda Cavallaro

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this ____ day of ____________, 2000, by PETER S. WARHURST, President of PODS, INC., a Florida corporation, who is personally known to me or who has produced
__________________ as identification.

         WITNESS my hand and official seal at Clearwater, State of Florida, County of Pinellas, the day and year last aforesaid.


                                          -------------------------------------
                                               Notary Public

My Commission Expires:




STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this ____ day of _____________, 2000, by _____________, _____________ of FIRST NATIONAL BANK OF
FLORIDA, a National Banking association, who is personally known to me or who has produced _____________ as identification.

         WITNESS my hand and official seal at Clearwater, State of Florida, County of Pinellas, the day and year last aforesaid.

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this 18th day of October, 2000, by PETER S. WARHURST, President of PODS, INC., a Florida corporation, who is personally known to me or who has produced (personally known) as identification.

         WITNESS my hand and official seal at Clearwater, State of Florida, County of Pinellas, the day and year last aforesaid.


                                           /s/ Martha M. Denton
                                          -------------------------------------
                                               Notary Public

My Commission Expires:                               Martha M. Denton
                                             MY COMMISSION #CC798438 EXPIRES
                                                 January 1, 2003 Denton
                                          BONDED THRU TROY FAIN INSURANCE, INC.




STATE OF ____________
COUNTY OF  ____________

         The foregoing instrument was acknowledged before me this ____ day of ____________ , 2000, by CHRISTOPHER J.CAVALLARO, who is personally known to me or who has produced ____________ as identification.

         WITNESS my hand and official seal at ___________, State of ___________, County of ____________, the day and year last aforesaid.


                                          -------------------------------------
                                               Notary Public

My Commission Expires:




STATE OF ____________
COUNTY OF  ____________

         The foregoing instrument was acknowledged before me this ____ day of ____________ , 2000, LINDA CAVALLARO, who is personally known to me or who has produced ____________ as identification.

         WITNESS my hand and official seal at ___________, State of ___________, County of ____________, the day and year last aforesaid.


                                          -------------------------------------
                                               Notary Public

My Commission Expires:

STATE OF NEW YORK
COUNTY OF NASSAU

         The foregoing instrument was acknowledged before me this 18th day of October, 2000, by CHRISTOPHER J. CAVALLARO, who is personally known to me or who has produced (NY Driver's License) as identification.

         WITNESS my hand and official seal at Mineola, State of New York, County of Nassau, the day and year last aforesaid.


                                           /s/ LUISA C. FILIPE
                                          -------------------------------------
                                               Notary Public

My Commission Expires: 02/08/2002                    Luisa C. Filipe
                                            Notary Public, State of New York
                                                       No. 4913848
                                               Qualified in Nassau County
                                           Commission Expires February 8, 2002




STATE OF NEW YORK
COUNTY OF NASSAU

         The foregoing instrument was acknowledged before me this 18th day of October, 2000, by LINDA CAVALLARO, who is personally known to me or who has produced (NY Driver's License) as identification.

         WITNESS my hand and official seal at Mineola, State of New York, County of Nassau, the day and year last aforesaid.


                                           /s/ LUISA C. FILIPE
                                          -------------------------------------
                                               Notary Public

My Commission Expires: 02/08/2002                    Luisa C. Filipe
                                            Notary Public, State of New York
                                                       No. 4913848
                                               Qualified in Nassau County
                                           Commission Expires February 8, 2002